UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2008

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA 92101

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (619) 696-2034

None.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 12, 2008, Sempra Energy (the “Company”) closed the public offering and sale of $500,000,000 aggregate principal amount of its 6.15% Notes due 2018 (the “Notes”) with proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) of 99.312% of principal amount. The sale of the Notes was registered under the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-103588). The Notes will mature on June 15, 2018. Interest on the Notes accrues from June 12, 2008 and is payable on June 15 and December 15 of each year, beginning on December 15, 2008. The Notes will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the form of Note, which is attached hereto as Exhibit 4.1. Further information regarding the sale of the Notes is contained in the underwriting agreement and pricing agreement, which are attached hereto as Exhibits 1.1 and 1.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 9, 2008, between Sempra Energy and the several underwriters named therein.

1.2	Pricing Agreement, dated June 9, 2008, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 6.15% Note due 2018.

5.1	Opinion of Gary W. Kyle, Esq.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Gary W. Kyle, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.2 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY

Date: June 12, 2008

By:	/s/ Charles McMonagle
Name:	Charles McMonagle
Title:	Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 9, 2008, between Sempra Energy and the several underwriters named therein.

1.2	Pricing Agreement, dated June 9, 2008, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 6.15% Note due 2018.

5.1	Opinion of Gary W. Kyle, Esq.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Gary W. Kyle, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.2 hereto).